Merdinger, Fruchter, Rosen & Company, P.C.
                          Certified Public Accountants
                               888 Seventh Avenue
                               New York, NY 10106

                               Tel: (212) 757-8400
                               Fax: (212) 757-6124


Securities and Exchange Commission
450 5th Street NW
Washington, D.C., 20549

Gentlemen:

We have read and agree with the representations in Item 4 of Form 8-K of MetaSource Group, Inc. dated January 3, 2003 relating to Merdinger, Fruchter, Rosen & Company, P.C.



                                 /s/ Merdinger, Fruchter, Rosen & Company, P.C.
                                 ----------------------------------------------
                                 Merdinger, Fruchter, Rosen & Company, P.C.
                                 Certified Public Accountants

New York, New York
January 28, 2003





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